Exhibit 99.1

Palmer Square Capital BDC Inc. Announces Fourth Quarter and Full Year 2024 Financial Results

Declares First Quarter 2025 Base Dividend of $0.36 Per Share with Supplemental Dividend

Expected to be Announced in March

MISSION WOODS, Kansas, February 27, 2025 — Palmer Square Capital BDC Inc. (NYSE: PSBD) (“PSBD” or the “Company”), an externally managed business development company, today announced its financial results for the fourth quarter and full year ended December 31, 2024.

Financial and Operating Highlights

•
Total investment income of $34.9 million for the fourth quarter of 2024, compared to $29.8 million for the prior year period
•
Net investment income of $14.8 million or $0.45 per share for the fourth quarter of 2024, as compared to $15.4 million or $0.58 per share for the comparable period last year
•
Net asset value of $16.50 per share as of December 31, 2024, compared to $16.61 per share as of September 30, 2024
•
Total net realized and unrealized losses of $2.9 million for the fourth quarter of 2024, compared to gains of $6.6 million in the fourth quarter of 2023
•
As of December 31, 2024, total assets were $1.4 billion and total net assets were $537.8 million
•
Debt-to-equity as of December 31, 2024 was 1.50x, compared to 1.52x as of September 30, 2024
•
Paid cash distributions to stockholders totaling $0.48 per share for the fourth quarter of 2024
•
Declared a first quarter regular base dividend distribution of $0.36 per share payable on April 10, 2025, to shareholders of record as of March 28, 2025. In accordance with our dividend policy, we expect to announce a supplemental dividend in March
•
In the fourth quarter, we had only $685 thousand of PIK income, or 1.96% of total investment income

“In 2024, Palmer Square Capital BDC drove strong financial performance through its differentiated portfolio strategy composed of both liquid and private credit investments,” said Christopher D. Long, Chairman and Chief Executive Officer of PSBD. “Against a market backdrop characterized by ongoing rate uncertainty and tightening credit spreads, we grew our portfolio of broadly syndicated public debt and large private credit borrowers in a disciplined, credit-specific fashion. Looking ahead, we believe the PSBD portfolio will continue to deliver attractive returns while maintaining exceptional credit quality.”

$ in thousands, except per share data	For the Quarter Ended
	12/31/24	9/30/24	12/31/23
Financial Highlights
Net Investment Income Per Share[1]	$0.45	$0.48	$0.58
Net Investment Income	$14,796	$15,729	$15,391
NAV Per Share	$16.50	$16.61	$17.04
Dividends Earned Per Share[2]	$0.48	$0.47	$0.54

	12/31/24	9/30/24	12/31/23
Portfolio Highlights
Total Fair Value of Investments	$1,407,131	$1,389,801	$1,108,811
Number of Industries	38	39	38
Number of Portfolio Companies	207	212	191
Portfolio Yield[3]	10.65%	10.48%	10.51%
Senior Secured Loan[4]	96%	96%	96%
Investments on Non-Accrual[5]	0.08%	0.26%	0.00%
Total Return[6]	2.36%	1.43%	4.88%
Debt-to-Equity	1.50x	1.52x	1.39x
1.
Net investment income for the period divided by the weighted average share count for the period.
2.
Dividend amount reflects dividend earned in period.
3.
Weighted average total yield of debt and income producing securities at fair value.
4.
As a percentage of long-term investments, at fair value.
5.
As a percentage of total investments, at fair value.
6.
Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.

Portfolio and Investment Activity

As of December 31, 2024, we had 262 investments in 207 portfolio companies with an aggregate fair value of approximately $1.3 billion. Based on a total fair value of $1.4 billion, including short term investments, the portfolio consisted of 85.7% first lien senior secured debt investments, 5.5% second lien senior secured debt investments, 4.9% short-term investments, 3.4% collateralized loan obligation structured credit funds (“CLOs”) mezzanine and equity investments, 0.3% corporate bond investments, and 0.1% equity investments.

As of December 31, 2024, 99% of the long-term investments based on fair value in our portfolio were at floating rates. At the end of the fourth quarter, 99.92% of the portfolio at fair value was income producing. There were two loans on non-accrual status. As of December 31, 2024, the weighted average total yield to maturity of debt and income producing securities at fair value was 10.65%, and weighted average total yield to maturity of debt and income producing securities at amortized cost was 9.06%. For the fourth quarter of 2024, the principal amount of new investments funded was $171.8 million which included 28 investments at an average value of approximately $4.5 million. For this period, the Company had $176.4 million aggregate principal amount in sales and repayments.

Liquidity and Capital Resources

As of December 31, 2024, the Company had $2.8 million in cash and cash equivalents and approximately $804.2 million in total aggregate principal amount of debt outstanding. Subject to borrowing base and other restrictions, the Company had available liquidity, consisting of cash and undrawn capacity on credit facilities of approximately $199.7 million compared to $21.6 million of undrawn investment commitments as of December 31, 2024.

Recent Developments

On February 27, 2025, PSBD’s Board of Directors announced that it had declared a first quarter regular base dividend distribution of $0.36 per share payable on April 10, 2025, to shareholders of record as of March 28, 2024. We expect to announce an additional quarterly supplemental dividend distribution for the first quarter of 2025 in March.

Earnings Conference Call

The Company will host a conference call on Thursday, February 27, 2025, at 1:00 pm ET to review its financial performance and conduct a question-and-answer session. To participate in the earnings call, participants should register online at the Palmer Square Investor Relations website. To avoid potential delays, please join at least 10 minutes prior to the start of the call. The conference call can be accessed through the following links:

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United States: +1 (888) 596-4144
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International: +1 (646) 968-2525
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Event Plus Entry Passcode: 1803382#
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Live Audio Webcast

A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Palmer Square Investor Relations website.

About Palmer Square Capital BDC Inc.

Palmer Square Capital BDC Inc. (NYSE: PSBD) is an externally managed, non-diversified closed-end management investment company that primarily lends to and invests in corporate debt loans, including but not limited to large private U.S. companies in the broadly syndicated loan market, as well as the direct large cap private credit market. PSBD has elected to be regulated as a business development company under the Investment Company Act of 1940. PSBD’s investment objective is to maximize total return, comprised of current income and capital appreciation. PSBD’s current investment focus is guided by two strategies that facilitate its investment opportunities and core competencies: (1) investing in corporate debt loans and, to a lesser extent, (2) investing in other debt securities which may include collateralized loan obligation debt and equity. PSBD’s investment activities are managed by its investment adviser, Palmer Square BDC Advisor LLC, an affiliate of Palmer Square Capital Management LLC.

Forward-Looking Statements

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. The forward-looking statements may include statements as to our future base and supplemental dividend distributions and the prospects of our portfolio companies. These and other forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in PSBD’s filings with the SEC. PSBD undertakes no duty to update any forward-looking statement made herein unless required by law. All forward-looking statements speak only as of the date of this press release. Although PSBD undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that PSBD may make directly to you or through reports that in the future may be filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investors

Matt Bloomfield and Jeremy Goff
Palmer Square Capital BDC Inc.
Investors@palmersquarebdc.com

Media

Josh Clarkson

Prosek Partners

PSBD@prosek.com

Financial Highlights

					For the Period January 23, 2020 (Commencement of Operations) through
	For the Year Ended December 31,				December 31,
	2024	2023	2022	2021	2020
Per Common Share Operating Performance
Net Asset Value, Beginning of Period	$17.04	$14.96	$20.06	$20.15	$20.00

Results of Operations:
Net Investment Income(1)	1.93	2.26	1.78	1.47	1.32
Net Realized and Unrealized Gain (Loss) on Investments(4)	(0.56)	1.98	(5.00)	(0.18)	(0.19)
Net Increase (Decrease) in Net Assets Resulting from Operations	1.37	4.24	(3.22)	1.29	1.13

Distributions to Common Stockholders
Distributions from Net Investment Income	(1.91)	(2.16)	(1.85)	(1.01)	(0.98)
Distributions from Realized Gains	-	-	(0.03)	(0.37)	-
Net Decrease in Net Assets Resulting from Distributions	(1.91)	(2.16)	(1.88)	(1.38)	(0.98)

Net Asset Value, End of Period	$16.50	$17.04	$14.96	$20.06	$20.15

Shares Outstanding, End of Period	32,600,193	27,102,794	24,286,628	22,750,331	12,562,805

Ratio/Supplemental Data
Net assets, end of period	$537,844,969	$461,955,393	$363,443,482	$452,797,588	$253,144,971
Weighted-average shares outstanding	32,353,615	25,700,603	23,130,666	15,494,614	11,156,932
Total Return(3)	8.74%	29.21%	(16.51)%	8.10%	4.29%
Portfolio turnover	36%	25%	27%	53%	63%
Ratio of operating expenses to average net assets without waiver(2)	14.68%	13.15%	8.28%	5.54%	5.69%
Ratio of operating expenses to average net assets with waiver(2)	14.67%	12.90%	8.03%	5.29%	5.44%
Ratio of net investment income (loss) to average net assets without waiver(2)	11.34%	13.54%	9.61%	6.92%	7.18%
Ratio of net investment income (loss) to average net assets with waiver(2)	11.35%	13.79%	9.86%	7.17%	7.43%
(1)
The per common share data was derived by using weighted average shares outstanding.
(2)
The ratios reflect an annualized amount.
(3)
Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.
(4)
Realized and unrealized gains and losses per share in this caption are balancing amounts necessary to reconcile the change in net asset value per share for the period, and may not reconcile with the aggregate gains and losses in the Consolidated Statements of Operations due to share transactions during the period.

Palmer Square Capital BDC Inc.

Consolidated Statement of Assets and Liabilities

	December 31, 2024	December 31, 2023
Assets:
Non-controlled, non-affiliated investments, at fair value (amortized cost of $1,454,611,467 and $1,159,135,422, respectively)	$1,407,130,945	$1,108,810,753
Cash and cash equivalents	2,766,409	2,117,109
Receivables:
Receivable for sales of investments	7,799,523	97,141
Receivable for paydowns of investments	1,347,516	344,509
Due from investment adviser	248,110	1,718,960
Dividend receivable	259,625	301,637
Interest receivable	11,458,267	8,394,509
Prepaid expenses and other assets	32,364	30,100
Total Assets	$1,431,042,759	$1,121,814,718

Liabilities:
Credit facilities (net of deferred financing costs of $5,375,986 and $3,211,510, respectively) (Note 6)	$501,650,602	$641,828,805
Notes (net of deferred financing costs of $1,748,822) (Note 6)	302,505,057	-
Payables:
Payable for investments purchased	67,460,523	14,710,524
Distributions payable	15,649,925	-
Management fee payable	2,413,798	2,252,075
Incentive fee payable	2,149,132	-
Accrued other general and administrative expenses	1,368,753	1,067,921
Total Liabilities	$893,197,790	$659,859,325

Commitments and contingencies (Note 9)

Net Assets:
Common Shares, $0.001 par value; 450,000,000 shares authorized; 32,600,193 and 27,102,794 as of December 31, 2024 and December 31, 2023, respectively issued and outstanding	$32,600	$27,103
Additional paid-in capital	611,122,164	520,663,106
Total distributable earnings (accumulated deficit)	(73,309,795)	(58,734,816)
Total Net Assets	$537,844,969	$461,955,393
Total Liabilities and Net Assets	$1,431,042,759	$1,121,814,718
Net Asset Value Per Common Share	$16.50	$17.04

The accompanying notes are an integral part of these consolidated financial statements.

(Note 6)

 See Note 6 to the consolidated financial statements for a description of the Company’s borrowings, including its revolving credit facility with Bank of America, N.A., its credit facility with Wells Fargo Bank, National Association, and its term debt securitization (CLO transaction).

(Note 9)

As of December 31, 2024 and December 31, 2023, the Company had an aggregate of $21.6 million and $20.1 million, respectively, of unfunded commitments to provide debt financing to its portfolio companies. As of each of December 31, 2024 and December 31, 2023, there were no capital calls or draw requests made by the portfolio companies to fund these commitments. Such commitments are generally up to the Company’s discretion to approve or are subject to the satisfaction of certain financial and nonfinancial covenants and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Company’s consolidated statements of assets and liabilities and are not reflected in the Company’s consolidated statements of assets and liabilities.

Palmer Square Capital BDC Inc.

Consolidated Statement of Operations

	For the Year Ended December 31,
	2024	2023	2022
Income:
Investment income from non-controlled, non-affiliated investments:
Interest income	$137,508,964	$107,739,382	$73,705,450
Dividend income	3,315,849	4,066,745	610,203
Payment-in-kind interest income	1,123,611	-	-
Other income	1,564,875	417,480	184,247
Total investment income from non-controlled, non-affiliated investments	143,513,299	112,223,607	74,499,900
Total Investment Income	143,513,299	112,223,607	74,499,900

Expenses:
Incentive fees	8,553,414	-	-
Interest expense	58,006,112	44,483,152	23,452,169
Management fees	9,704,528	8,408,074	8,328,713
Professional fees	1,451,419	792,645	741,961
Directors fees	150,000	75,000	75,000
Other general and administrative expenses	3,097,955	1,528,225	1,862,314
Total Expenses	80,963,428	55,287,096	34,460,157
Less: Management fee waiver (Note 3)	(50,511)	(1,051,009)	(1,041,089)
Net expenses	80,912,917	54,236,087	33,419,068
Net Investment Income (Loss)	62,600,382	57,987,520	41,080,832

Realized and unrealized gains (losses) on investments and foreign currency transactions
Net realized gains (losses):
Non-controlled, non-affiliated investments	(17,778,119)	(2,715,413)	(8,130,187)
Total net realized gains (losses)	(17,778,119)	(2,715,413)	(8,130,187)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	2,843,502	52,563,544	(107,432,980)
Total net change in unrealized gains (losses)	2,843,502	52,563,544	(107,432,980)
Total realized and unrealized gains (losses)	(14,934,617)	49,848,131	(115,563,167)

Net Increase (Decrease) in Net Assets Resulting from Operations	$47,665,765	$107,835,651	$(74,482,335)

Per Common Share Data:
Basic and diluted net investment income per common share	$1.93	$2.26	$1.78
Basic and diluted net increase (decrease) in net assets resulting from operations	$1.47	$4.20	$(3.22)
Weighted Average Common Shares Outstanding - Basic and Diluted	32,353,615	25,700,603	23,130,666

The accompanying notes are an integral part of these consolidated financial statements.

(Note 3)

Prior to the IPO, the base management fee was 2.00% of the average value of the weighted average (based on the number of shares outstanding each day in the quarter) of the Company’s total net assets at the end of the two most recently completed calendar quarters. The Investment Advisor, however, during any period prior to the IPO, agreed to waive its right to receive management fees in excess of an annual rate of 1.75% of the average value of the weighted average total net assets at the end of each of our two most recently completed calendar quarters. The Investment Advisor will not be permitted to recoup any base management fees waived for any period of time prior to the IPO.

Palmer Square Capital BDC Inc.

Portfolio and Investment Activity

	For the Year Ended December 31,
	2024	2023	2022
New investments:
Gross investments	$773,809,544	$273,733,424	$278,951,054
Less: sold investments	(468,762,595)	(247,083,117)	(314,355,643)
Total new investments	305,046,949	26,650,307	(35,404,589)

Principal amount of investments funded:
First-lien senior secured debt investments	$687,351,131	$267,272,174	$247,233,397
Second-lien senior secured debt investments	46,287,869	3,858,750	19,102,118
Corporate bonds	4,095,000	2,602,500	-
Convertible bonds	-	-	3,728,288
Collateralized securities and structured products - debt	34,817,350	-	-
CLO Equity	-	-	8,887,251
Common stock	1,258,194	-	-
Total principal amount of investments funded	773,809,544	273,733,424	278,951,054

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$416,686,491	$233,535,659	$292,852,517
Second-lien senior secured debt investments	24,881,614	8,013,549	11,938,325
Corporate Bonds	4,020,000	-	987,500
Convertible bonds	-	-	4,504,808
CLO Equity	11,174,490	2,533,909	1,976,080
Collateralized securities and structured products - debt	12,000,000	3,000,000	1,501,875
Common Stock	-	-	594,538
Total principal amount of investments sold or repaid	$468,762,595	247,083,117	314,355,643

	For the Year Ended December 31,
	2024	2023	2022
Number of new investment commitments	94	67	38
Average new investment commitment amount	$4,419,385	$3,802,624	$4,784,093
Weighted average maturity for new investment commitments	5.60 years	5.19 years	5.95 years
Percentage of new debt investment commitments at floating rates	100.00%	98.82%	100.00%
Percentage of new debt investment commitments at fixed rates	0.00%	1.18%	0.00%
Weighted average interest rate of new investment commitments(1)	9.12%	10.22%	9.17%
Weighted average spread over reference rate of new floating rate investment commitments(2)	4.62%	4.87%	4.80%
Weighted average interest rate on long-term investments sold or paid down	9.68%	9.56%	5.45%

(1)
New CLO equity investments do not have an ascribed interest rate and are therefore excluded from the calculation.
(2)
Variable rate loans bear interest at a rate that may be determined by reference to either a) LIBOR (which can include one-, two-, three- or six-month LIBOR) or b) the CME Term Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, or six-month SOFR), which resets periodically based on the terms of the loan agreement. At the borrower’s option, loans may instead reference an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate), which also resets periodically based on the terms of the loan agreements. Loans that reference SOFR may include a Credit Spread Adjustment (“CSA”), where the CSA is a defined additional spread amount based on the tenor of SOFR the borrower selects (making the reference rate S+CSA).